Interactive Intelligence Reports 2016 First Quarter Financial Results

•Signed 118 PureCloud® customers in Q1, almost five times greater than Q4 2015
•Cloud subscription revenues up 41% year-over-year
•Total revenues of $99.3 million
•Generated operating cash flow of $11.2 million

INDIANAPOLIS, May 2, 2016 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global leader of cloud services for customer engagement, communications and collaboration, has announced financial results for its first quarter ended March 31, 2016.

“PureCloud® sales exceeded our expectations this quarter,” said Dr. Donald Brown, Interactive Intelligence founder and CEO. “We went from 24 PureCloud® customers at the end of last year, to 142 by the close of the first quarter, and we’re still in the very early stages of selling it worldwide. We’re excited to see both large and small customers embrace the speed to value delivered through PureCloud®, which offers a compelling feature-set delivered through a flexible, monthly licensing model enabling rapid configuration and deployment.”

Brown added, “Our indirect channel rapidly adopted PureCloud®, as partners drove almost 25% of the PureCloud® deals in the quarter, and our strategy to simplify our licensing model through monthly contracts was leveraged by the vast majority of our new customers. Overall, we participated in more deals than ever in our history and added a record 163 new customers across all three of our product lines in the quarter.

“Although results from our on-premises solution came in as expected, more of these contracts came from our partner channel in this and the previous quarter,” Brown continued. “This impacted our professional services revenues and the difference went to our bottom line. The business still efficiently generated cash in the quarter, with operating cash flow of $11.2 million.”

Brown concluded, “We are focused on becoming the leader in the customer engagement market, and our strategy is based on providing industry-leading solutions for organizations anywhere, of any size, and implemented in any way, whether in the cloud or on-premises. We plan to gain market share by addressing the fastest growing segment of the market with PureCloud®, while giving no ground to competitors in traditional segments with our robust CIC and CaaSSM offerings.”

First Quarter 2016 Financial Highlights:

•
Revenues: Total revenues were $99.3 million, an increase of 11% from $89.5 million in the first quarter of 2015. Recurring revenues, which include cloud subscriptions and support fees from on-premises licenses, increased 19% to $64.3 million and accounted for 65% of total revenues. Revenues from cloud subscriptions grew 41% to $29.7 million, compared to $21.0 million in the same quarter last year. License and hardware revenues were $21.4 million and services revenues were $13.6 million, compared to $21.6 million and $13.6 million, respectively, in the 2015 first quarter.

•
Operating Loss: GAAP operating loss was $10.8 million, compared to a loss of $4.8 million in the first quarter of 2015. Non-GAAP* operating loss was $6.2 million, compared to a loss of $1.1 million in the same quarter last year.

•
Net Loss: GAAP net loss was $13.3 million, or $0.60 per diluted share based on 22.0 million weighted average diluted shares outstanding, compared to GAAP net loss of $3.5 million, or $0.16 per diluted share based on 21.4 million weighted average diluted shares outstanding in the same quarter of 2015. Non-GAAP net loss was $4.0 million, or $0.18 per diluted share, compared to a loss of $863,000, or $0.04 per diluted share in the same quarter last year.

•
Balance Sheet: Cash and cash equivalents and investments were $198.0 million, compared to $189.5 million as of December 31, 2015. Total deferred revenues were $135.1 million, consistent with $135.4 million at the end of last year.

•
Cash Flows: The company generated $11.2 million of cash from operating activities during the quarter, compared to $15.9 million in the 2015 first quarter. Capital expenditures totaled $2.0 million, primarily for data center infrastructure expansions.

*
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

The company will host a conference call today at 4:30 p.m. Eastern time (EDT) featuring Dr. Brown and the company's CFO, Ashley Vukovits. A live Q&A session will follow opening remarks.

To access the teleconference, dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence first quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence
Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global leader of cloud services for customer engagement, communications and collaboration designed to help businesses worldwide improve service, increase productivity and reduce costs. Backed by a 20-plus year history of industry firsts, 150-plus pending patent applications, and more than 6,000 global customer deployments, Interactive offers customers fast return on investment, along with robust reliability, scalability and security. It's also the only company recognized by the top global industry analyst firm as a leader in both the cloud and on-premises customer engagement markets. The company is headquartered in Indianapolis, Indiana and has more than 2,000 employees worldwide. For more information, visit www.inin.com.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments, exclude non-cash stock-based compensation expense, certain acquisition-related expenses, the amortization of certain intangible assets related to acquisitions by the company and the amortization of debt discounts and issuance costs and adjust for non-GAAP income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense, amortization of intangibles related to acquisitions, and amortization of debt discounts and issuance costs are non-cash, and non-GAAP income tax expense is pro forma based on non-GAAP earnings. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, certain acquisition-related expenses, amortization of intangibles related to acquisitions and amortization of debt discounts and issuance costs amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Our management also reviews financial statements that exclude stock-based compensation expense, certain acquisition-related expenses, amortization of intangibles amounts related to acquisitions, amortization of debt discounts and issuance costs, and pro forma income tax expense for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes and competitive pressures in the industry; worldwide economic conditions and their impact on customer purchasing decisions; the company's profitability; the company’s ability to: manage successfully its growth; meet debt service requirements; manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its product offerings; maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; maintain successful relationships with its current and any new partners; maintain and improve its current products; develop new products; protect its proprietary rights and sensitive customer information adequately; improve the company’s brand and name recognition; successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of, and holds certain registrations for, the marks INTERACTIVE INTELLIGENCE, its associated LOGO, PURECLOUD and numerous other trademarks and service marks in the United States and various other jurisdictions around the world. All third-party trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:
Seth Potter
Investor Relations
ICR, Inc.
+1 646.277.1230
seth.potter@icrinc.com

Christine Holley
Senior Director, Market Communications
Interactive Intelligence
+1 317.715.8220
christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended
	March 31,
	2016	2015
Revenues:
Recurring	$64,290	$54,212
License and hardware	21,378	21,621
Services	13,613	13,642
Total revenues	99,281	89,475
Costs of revenues (1)(2):
Costs of recurring	22,436	18,744
Costs of license and hardware	6,391	6,529
Costs of services	11,551	11,251
Total costs of revenues	40,378	36,524
Gross profit	58,903	52,951
Operating expenses (1)(2):
Sales and marketing	34,436	31,109
Research and development	22,780	13,837
General and administrative	12,510	12,776
Total operating expenses	69,726	57,722
Operating loss	(10,823)	(4,771)
Other expense:
Interest (expense) income, net	(1,837)	148
Other expense	(251)	(327)
Total other expense	(2,088)	(179)
Loss before income taxes	(12,911)	(4,950)
Income tax (expense) benefit	(341)	1,491
Net loss	$(13,252)	$(3,459)
Net loss per share:
Basic	$(0.60)	$(0.16)
Diluted	(0.60)	(0.16)
Shares used to compute net loss per share:
Basic	22,007	21,447
Diluted	22,007	21,447
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:
Costs of license and hardware revenues	$186	$177
General and administrative	417	449
Total intangible amortization expense	$603	$626
(2) Amounts include stock-based compensation expense, as follows:
Costs of recurring revenues	$393	$432
Costs of license and hardware revenues	30	22
Costs of services revenues	274	129
Sales and marketing	817	561
Research and development	1,754	819
General and administrative	701	1,030
Total stock-based compensation expense	$3,969	$2,993

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended
	March 31,
	2016	2015
GAAP recurring revenue gross profit, as reported	$41,854	$35,468
Purchase accounting adjustments	2	3
Non-cash stock-based compensation expense	393	432
Non-GAAP recurring revenue gross profit	$42,249	$35,903
Non-GAAP recurring revenue gross margin	65.7%	66.2%

GAAP license and hardware revenue gross profit, as reported	$14,987	$15,092
Acquired technology	186	177
Non-cash stock-based compensation expense	30	22
Non-GAAP license and hardware revenue gross profit	$15,203	$15,291
Non-GAAP license and hardware revenue gross margin	71.1%	70.7%

GAAP services revenue gross profit, as reported	$2,062	$2,391
Non-cash stock-based compensation expense	274	129
Non-GAAP services revenue gross profit	$2,336	$2,520
Non-GAAP services revenue gross margin	17.2%	18.5%

GAAP gross profit, as reported	$58,903	$52,951
Purchase accounting adjustments	2	3
Acquired technology	186	177
Non-cash stock-based compensation expense	697	583
Non-GAAP gross profit	$59,788	$53,714
Non-GAAP gross margin	60.2%	60.0%

GAAP operating loss, as reported	$(10,823)	$(4,771)
Purchase accounting adjustments	605	629
Non-cash stock-based compensation expense	3,969	2,993
Non-GAAP operating loss	$(6,249)	$(1,149)
Non-GAAP operating margin	(6.3)%	(1.3)%

GAAP net loss, as reported	$(13,252)	$(3,459)
Purchase accounting adjustments	605	629
Non-cash stock-based compensation expense	3,969	2,993
Amortization of debt discount and issuance costs	1,597	—
Non-GAAP income tax expense adjustment	3,037	(1,026)
Non-GAAP net loss	$(4,044)	$(863)

GAAP diluted loss per share, as reported	$(0.60)	$(0.16)
Purchase accounting adjustments	0.03	0.03
Non-cash stock-based compensation expense	0.18	0.14
Amortization of debt discount and issuance costs	0.07	—
Non-GAAP income tax expense adjustment	0.14	(0.05)
Non-GAAP diluted loss per share	$(0.18)	$(0.04)

Interactive Intelligence Group, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended
	March 31,
	2016	2015
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(13,252)	$(3,459)
Depreciation	4,447	4,736
Amortization	2,992	626
Interest expense (income), net	1,837	(148)
Income tax expense (benefit)	341	(1,491)
Stock-based compensation expense	3,969	2,993
Acquisition-related expenses	—	1
Other expense	251	327
Adjusted EBITDA	$585	$3,585

Interactive Intelligence Group, Inc.
Comprehensive Loss
(in thousands)
(unaudited)
	Three Months Ended
	March 31,
	2016	2015
Net loss	$(13,252)	$(3,459)
Other comprehensive loss:
Foreign currency translation adjustment	1,737	(3,262)
Net unrealized investment gain - net of tax	248	59
Comprehensive loss	$(11,267)	$(6,662)

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	December 31,
	2016	2015
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$114,549	$94,808
Short-term investments	58,558	64,182
Accounts receivable, net	87,107	106,950
Prepaid expenses	37,252	32,709
Other current assets	12,301	13,264
Total current assets	309,767	311,913
Long-term investments	24,934	30,503
Property and equipment, net	42,755	44,837
Capitalized software, net	42,733	43,783
Goodwill	42,573	41,848
Intangible assets, net	14,449	14,427
Other assets, net	6,283	6,222
Total assets	$483,494	$493,533
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$10,209	$10,571
Accrued liabilities	17,787	17,157
Accrued compensation and related expenses	13,576	18,910
Deferred license and hardware revenues	4,298	7,823
Deferred recurring revenues	96,276	92,773
Deferred services revenues	15,367	14,979
Total current liabilities	157,513	162,213
Convertible notes	119,619	118,022
Long-term deferred revenues	19,158	19,834
Deferred tax liabilities, net	2,229	2,143
Other long-term liabilities	7,645	7,291
Total liabilities	306,164	309,503
Shareholders' equity:
Common stock	221	218
Additional paid-in-capital	242,060	237,496
Accumulated other comprehensive loss	(9,259)	(11,244)
Accumulated deficit	(55,692)	(42,440)
Total shareholders' equity	177,330	184,030
Total liabilities and shareholders' equity	$483,494	$493,533

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months Ended
	March 31,
	2016	2015

	(unaudited)
Operating activities:
Net loss	$(13,252)	$(3,459)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,447	4,736
Amortization	2,992	626
Other non-cash items	(214)	(1,352)
Stock-based compensation expense	3,969	2,993
Deferred income taxes	86	(160)
Amortization of investment premium	64	124
Loss on disposal of fixed assets	279	5
Amortization of debt issuance costs	176	—
Amortization of debt discount	1,421	—
Changes in operating assets and liabilities:
Accounts receivable	19,843	12,425
Prepaid expenses	(4,543)	122
Other current assets	963	(1,051)
Accounts payable	(362)	199
Accrued liabilities	690	1,040
Accrued compensation and related expenses	(5,334)	(2,133)
Deferred licenses and hardware revenues	(3,539)	2,174
Deferred recurring revenues	3,403	(1,199)
Deferred services revenues	(174)	(18)
Other assets and liabilities	293	785
Net cash provided by operating activities	11,208	15,857
Investing activities:
Sales of available-for-sale investments	29,741	14,805
Purchases of available-for-sale investments	(18,364)	—
Purchases of property and equipment	(1,964)	(6,260)
Capitalized software	(1,312)	(5,872)
Net cash provided by investing activities	8,101	2,673
Financing activities:
Principal payments on capital lease obligations	(60)	—
Proceeds from stock options exercised	1,745	1,497
Proceeds from issuance of common stock	458	388
Tax withholding on restricted stock awards	(1,711)	(2,306)
Net cash provided by (used in) financing activities	432	(421)
Net increase in cash and cash equivalents	19,741	18,109
Cash and cash equivalents, beginning of period	94,808	36,168
Cash and cash equivalents, end of period	$114,549	$54,277
Cash paid during the period for:
Interest	$8	$—
Income taxes	728	120
Non-cash financing and investing activities:
Issuance of retirement plan shares	—	2,523
Other non-cash item:
Purchases of property and equipment payable at end of period	450	746